American Water Star Proposes Settlement With Laurus

LAS VEGAS, NV - (BUSINESS WIRE) - January 19, 2006 - American Water Star, Inc. (AMEX: AMW-News), today announced that the Company has sent a proposal to Laurus Master Fund in an attempt to settle the current indebtedness. By letter dated November 4, 2005, Laurus notified the Company that certain defaults have occurred and are continuing under the Forbearance Agreement and demand for payment was made in the amount of $6,694,875.93. Subsequently, the Company received from the Trustee, on behalf of Laurus, Notice of Trustee's Sale and Statement of Breach of Non-Performance and Notice of Election to Sell the Company's property and fixtures at 3910 East Weir Avenue, Phoenix, Arizona at an auction to be held on March 2, 2006.

The terms of the proposed settlement submitted by the Company to Laurus are as follows: (1) $5,000,000 cash which will be wired immediately upon closing of the refinancing of the Phoenix property; (2) existing Laurus warrants to remain in effect and priced as/is; and (3) the balance of the fees and interest in the approximate amount of $1,600,000 will be repaid in either options or warrants to purchase the Company's common stock at a price per share to be determined on the date of the wire transfer.

About: American Water Star, Inc.:

American Water Star, Inc. ("AMW") is a publicly traded company and is engaged in the beverage bottling industry. Its product brands are licensed and developed in-house, and bottled in strategic locations throughout the United States. AMW's beverage products are sold by the truckload, principally to distributors, who sell to retail stores, corner grocery stores, convenience stores, schools and other outlets.

At AMW, we believe our great-tasting, new zero sugar; zero calorie flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters. Our product line consists of three branded beverages: Geyser Sport; Geyser Fruit; and Geyser Fruta. Geyser Sport is a sugar-free, calorie-free, carb-free fruit flavored beverages fortified with vitamins and calcium, offered in eight different fruit flavors. Geyser Fruit is a non-carbonated water with a low sugar content, also offered in eight different flavors. Geyser Fruta is targeted to the Hispanic market and includes authentic Latin flavored beverages.

Forward-Looking Statements:

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to, acceptance of the Company's proposal by Laurus; the possibility of foreclosure upon our Phoenix plant and equipment; our ability to meet our working capital needs to continue operations; management's ability to seek additional funding or potential merger and acquisition candidates; any additional work that may be required for our financial statement preparation of our 2005 third quarter report; the actual amount of annual sales of AMW water; changes in economic conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; our ability to capture market share; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to achieve earnings goals; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
Redwood Consultants, LLC
Jens Dalsgaard,  415-884-0348